UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2012

Sutron Corporation
(Exact name of registrant as specified in its charter.)

Virginia	0-12227	54-1006352
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

22400 Davis Drive, Sterling Virginia       20164

 (Address of principal executive offices)     (Zip Code)

(703) 406-2800

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On April 30, 2012, Sutron Corporation entered into an asset purchase agreement by and among Sutron Corporation, IPS MeteoStar, Inc. (“IPSM”), Information Processing Systems of California, Inc. (“IPS”), Clarence L. Boice and Shirley H. Boice to acquire substantially all of the commercial and operating assets of IPSM for a cash purchase price of $4,175,000 and the assumption of certain liabilities of up to $175,000, subject to a partial escrow to secure certain representations and warranties.  Closing is subject to customary conditions, including receipt of consents from third-parties.  IPSM provides a distinguished global customer base with applications for aviation, hydrology, weather, transportation, power/energy, research, and the military.

A copy of the asset purchase agreement has been filed herewith as Exhibit 2.1 and is incorporated herein by reference, and the description set forth above is qualified in its entirety by the full text of the asset purchase agreement.

ITEM 8.01.  Other Events

On May 1, 2012, Sutron Corporation issued a news release regarding the pending acquisition of substantially all of the commercial and operating assets of IPSM.  The news release is filed as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit 2.1 — Asset Purchase Agreement, dated April 30, 2012, by and among Sutron Corporation, IPS MeteoStar, Inc., Information Processing Systems of California, Inc., Clarence L. Boice and Shirley H. Boice*

Exhibit 99.1 — News Release of Sutron Corporation dated May 1, 2012

*  Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Sutron Corporation will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutron Corporation
(Registrant)

Date: May 4, 2012	By:	/s/ Sidney C. Hooper
Sidney C. Hooper
Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No:	Description

Exhibit 2.1	Asset Purchase Agreement, dated April 30, 2012, by and among Sutron Corporation, IPS MeteoStar, Inc., Information Processing Systems of California, Inc., Clarence L. Boice and Shirley H. Boice*
Exhibit 99.1	News Release of Sutron Corporation dated May 1, 2012

*
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Sutron Corporation will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.